Exhibit 99.1

FOR IMMEDIATE RELEASE

LM Funding Reports Fourth Quarter and Full Year 2015 Results

Tampa, Fla. – March 30, 2016 – LM Funding America, Inc. (NASDAQ:LMFA) (NASDAQ:LMFAW), a specialty finance company offering unique funding solutions to community associations, reported results for the three months and full year ended December 31, 2015.

Fourth Quarter 2015 Highlights

•	Revenue totaled $1.77 million versus $1.82 million in Q4 2014
•	Cash flow from operations was $523,000 versus $517,000 in Q4 2014
•	Average collection per delinquent unit increased to $4,677 from $4,558 in Q4 2014
•	Raised $9.7 million of net proceeds in October 2015 IPO

Full Year 2015 Highlights

•	Revenue totaled $6.96 million versus $7.65 million in 2014
•	Cash flow from operations was $2.25 million versus $2.42 million in 2014
•	Average collection per delinquent unit increased to $4,573 from $4,526 in 2014

Management Commentary

“The strong fourth quarter marked our second consecutive profitable quarter as a reporting company,” said Bruce Rodgers, founder and CEO of LM Funding, “and market demand for our unique association funding solutions continues to grow in the new year.

“The capital contributed by our October 2015 IPO provided the much-needed resources to fully capitalize on this major market opportunity. We also have behind us a number of large, one-time expenses that contributed to the capital constraints that challenged our growth in 2015. As such, we think a great indicator of our performance in our IPO year is our cash flow from operations.

“The additional capital resources have supported our recent expansion into Illinois as the fourth state where we operate. The head of our new Chicago office possesses long-standing relationships with the local association community, which presents a tremendous opportunity to provide these associations our easy, cost-effective way to collect their unpaid assessments.”

“Building out our sales teams in other states also represents a key growth driver, so we have added five additional commission-based sales reps in Florida. Our sales teams have set a collective goal to acquire 2,000 delinquent accounts over the next 12 months, which would compare to the 361 we acquired in all of 2015. We expect to maintain profitable growth in the first half of the year, but given our typical multi-month sales cycle, we expect to see more meaningful results from our expanded sales staff and new influx in capital during the second half of the year.”

Fourth Quarter 2015 - Financial Results

Revenues in the fourth quarter of 2015 were $1.77 million compared with $1.82 million in the fourth quarter of 2014. The decrease was due to the decline in collections of the company’s original product, offset by an increase in collections related to the New Neighbor Guaranty product and rental income from REO properties.

Operating expenses in the fourth quarter of 2015 totaled $1.61 million compared with $1.03 million in the fourth quarter of 2014. The change was due to the increase in business activity and expenses related to the IPO and the recognition of estimated credit loss reserve, which was partially offset by a new favorable agreement with partner law firms that lowered expenses.

Interest expense in the fourth quarter of 2015 was $151,000 compared with $225,000 in the fourth quarter of 2014. The decrease is attributable to the refinance of $7.4 million at 8% interest that occurred in December 2014.

Net income in the fourth quarter of 2015 totaled $159,000 compared with $572,000 in the fourth quarter of 2014. The decrease was driven by an increase in costs associated with settlement costs and a one-time provision for credit losses, offset by a decrease in collection costs.

Cash flow from operations, which management believes gives a more accurate representation of their performance as it excludes one-time charges, totaled $523,000 for the fourth quarter of 2015 compared with $517,000 in the fourth quarter of 2014.

At December 31, 2015, cash totaled $9.0 million compared with $2.0 million at December 31, 2014, the increase driven by $9.7 million of net proceeds from the October 2015 IPO.

Full Year 2015 - Financial Results

Revenues in 2015 totaled $6.96 million compared with $7.65 million in 2014. The decrease was due to the decline in collections of the company’s original product, offset by an increase in collections related to the New Neighbor Guaranty product and rental income from REO properties.

Operating expenses in 2015 totaled $4.52 million compared with $4.12 million in the prior year. The change was due to the increase in business activity and expenses related to the IPO and the recognition of estimated credit loss reserve, which was partially offset by a new, favorable agreement with partner law firms which lowered expenses.

Interest expense in 2015 totaled $717,000 compared with $985,000 in 2014. The decrease is attributable to the refinance of $7.4 million at 8% interest that occurred in December 2014.

Net income in 2015 totaled $1.87 million compared with $2.55 million in 2014.

Cash flow from operations totaled $2.25 million for 2015 compared with $2.42 million in 2014.

Conference Call

Management will hold a conference call today at 10:00 a.m. Eastern time to discuss these results, followed by a question and answer period.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investors section of the company's website at www.lmfunding.com.

Date: Wednesday, March 30, 2016

Time: 10:00 a.m. Eastern time

Listen-only toll-free number: (877) 546-2778

Listen-only international number: (281) 973-6268

Conference ID: 77042628

Webcast: http://edge.media-server.com/m/p/9xb2u6st

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time today and via the Investors section of the LM Funding website at www.lmfunding.com through May 30, 2016.

Toll-free replay number: (855) 859-2056

International replay number: (404) 537-3406

Conference ID: 77042628

About LM Funding America

LM Funding America, Inc., together with its subsidiaries, is a specialty finance company that provides funding to nonprofit community associations (Associations) primarily located in the state of Florida, as well as in the states of Washington, Colorado and Illinois. The company offers funding to Associations by purchasing a certain portion of the associations’ rights to delinquent accounts that are selected by the Associations arising from unpaid Association assessments. It is also involved in the business of purchasing delinquent accounts on various terms tailored to suit each Association’s financial needs, including under its New Neighbor Guaranty™ program. The company was founded in 2008 and is based in Tampa, Florida. The company's common shares and warrants trade on the NASDAQ Capital Market under the symbols "LMFA" and "LMFAW”.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements.  Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties.  Some of these risks and uncertainties are identified in the company’s filings with the SEC.  The occurrence of any of these risks and uncertainties could have a material adverse effect on the company’s business, financial condition, and results of operations.

Company Contact:

Bruce Rodgers

Chairman and CEO

LM Funding America, Inc.

Tel (813) 222-8996

investors@lmfunding.com

Investor Relations Contact:

Michael Koehler

Liolios Group, Inc.

Tel (949) 574-3860

LMFA@liolios.com

- Tables to Follow -

LM Funding America, Inc.

Consolidated Balance Sheet

	December 31,	December 31,
	2015	2014
Assets
Cash	$8,997,798	$2,027,694
Finance receivables:
Original product	1,537,101	2,430,456
Special product - New Neighbor Guaranty program, net of allowance for credit losses of $125,000 and $0, respectively	715,534	1,042,805
Due from related party	406,219	463,900
Prepaid expenses and other assets	151,362	310,688
Debt issue costs, net	197,959	290,688
Fixed assets, net	158,692	162,396
Real estate assets owned	285,341	42,731
Deferred tax asset	2,162,380	—
Total assets	$14,612,386	$6,771,358

Liabilities and stockholders' equity/members' deficit
Notes Payable	$7,729,605	$7,431,938
Accounts payable and accrued expenses	466,783	344,721
Deferred revenue - origination fees	51,740	61,966
Deferred tax liability	41,803	—
Other liabilities and obligations	57,989	65,910
Total liabilities	8,347,920	7,904,535

Members' deficit (see note 9)	—	(1,144,212)
Stockholders' equity
Common stock, par value $.001; 10,000,000 shares authorized; 3,300,000 shares issued and outstanding	3,300	—
Additional paid-in capital	6,281,322	—
Accumulated deficit	(20,156)	—
Noncontrolling interest	—	11,035
Total stockholders' equity/(members' deficit)	6,264,466	(1,133,177)
Total liabilities and stockholders’ equity/(members' deficit)	$14,612,386	$6,771,358

LM Funding America, Inc.

Consolidated Statements of Income

(Unaudited)

	Quarters ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Revenues
Interest on delinquent association fees	$1,397,373	$1,472,107	$5,588,697	$6,432,878
Administrative and late fees	129,541	147,272	544,067	709,846
Recoveries in excess of cost - special product	122,899	61,072	345,686	136,655
Underwriting and origination fees	67,736	111,296	302,154	243,366
Rental revenue	54,785	31,289	180,157	126,644
Total revenues	1,772,334	1,823,036	6,960,761	7,649,389

Operating Expenses
Staff Costs & Payroll	389,884	329,109	1,288,342	1,301,137
Professional fees	319,935	124,948	819,343	565,537
Settlement costs with associations	287,541	54,245	805,180	373,422
Selling, general and administrative	193,695	182,207	686,721	716,503
Real estate management and disposal	61,080	55,966	270,574	190,743
Depreciation and amortization	111,501	73,580	247,646	152,668
Collection costs	92,209	190,494	206,998	715,547
Provision for credit losses	125,000	—	125,000	—
Other operating	27,437	16,359	68,565	102,476
Operating expenses	1,608,282	1,026,908	4,518,369	4,118,033

Operating Income	164,052	796,128	2,442,392	3,531,356

Interest expense	151,118	224,523	717,305	985,023

Income before income taxes	12,934	571,605	1,725,087	2,546,333

Income tax benefit	(146,555)	—	146,555	—

Net income	159,489	571,605	1,871,642	2,546,333

Net income (loss) attributable to non-controlling interest	(16,172)	(36,015)	(139,865)	(163,869)

Net income (loss) attributable to predecessor members	163,473	535,590	(1,751,933)	(2,382,464)

Net income (loss) to common stockholders	$(20,156)	$—	$(20,156)	$—

Income (loss) per share attributable to the stockholders of LM Funding America, Inc.
Basic			$(0.01)	—
Diluted			$(0.01)	—
Weighted average number of common shares outstanding
Basic			3,300,000	—
Diluted			3,306,038	—

LM Funding America, Inc.

Consolidated Statements of Cash Flow

(Unaudited)

	Quarters ended December 31,		Years ended December 31,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Interest on delinquent association fees	$1,397,374	$1,540,108	$5,588,697	$6,432,878
Administrative and late fees	129,541	147,272	544,067	709,846
Recoveries in excess of cost - special product	122,902	(4,688)	345,686	136,655
Underwriting and origination fees	42,876	24,880	291,928	183,621
Rental revenue	56,475	(124,534)	180,157	126,644
Staff costs and payroll	(389,885)	(329,109)	(1,288,342)	(1,301,137)
Other operating expenses	(685,084)	(361,783)	(2,694,649)	(2,785,306)
Interest paid	(151,117)	(374,611)	(717,305)	(1,080,631)
Net cash provided by operating activities	523,082	517,535	2,250,239	2,422,570
CASH FLOWS FROM INVESTING ACTIVITIES:		—
Net collections (funding) of finance receivables - original product	63,002	386,754	893,355	1,327,507
Net collections (funding) of finance receivables - special product	224,099	(137,216)	327,271	(73,436)
Capital expenditures	(17,412)	(84,297)	(43,761)	(146,325)
Proceeds / (payments) for real estate assets owned	(244,209)	(22,500)	(242,610)	(22,500)
Net cash provided by investing activities	25,480	142,741	934,255	1,085,246
CASH FLOWS FROM FINANCING ACTIVITIES:		—
Proceeds from borrowings	112,600	7,431,938	2,172,626	7,431,938
Principal repayments	(648,052)	(6,754,447)	(1,874,959)	(8,252,849)
Redemption of membership interest	—	—	(1,960,010)	—
Distributions	(2,351,000)	(429,688)	(3,904,459)	(979,163)
Return of capital to non-controlling interest	—	(51,892)	(36,015)	(154,550)
Advances (repayments) to related party	(206,872)	72,436	57,681	21,090
Proceeds from initial public stock offering, net (See Note 9)	9,688,196	—	9,688,196	—
Purchase of non-controlling interest	(250,000)	—	(250,000)	—
Debt issue costs	(2,500)	(311,438)	(107,450)	(311,438)
Net cash provided by (used in) financing activities	6,342,372	(43,091)	3,785,610	(2,244,972)
NET INCREASE IN CASH	6,890,934	617,185	6,970,104	1,262,844

CASH - BEGINNING OF YEAR			2,027,694	764,850
CASH - END OF YEAR			$8,997,798	$2,027,694

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